SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              -------------------


                                  FORM 8-K/A1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  November 7, 1996

                                WORLDCORP, INC.
               (Exact name of registrant as specified in charter)

     Delaware                      1-5351                 94-3040585
  (State or other                (Commission             (IRS Employer
  jurisdiction of                File Number)         Identification No.)
  incorporation)

          13873 Park Center Road, Suite 490, Herndon, Virginia  20171
              (Address of principal executive offices)        (Zip Code)

      Registrant's telephone number, including area code:  (703) 834-9200

         EXPLANATORY NOTE: Pursuant to Item 7, this Form 8-K/A1 amends Item 7 of WorldCorp, Inc.'s ("WorldCorp") Current Report on Form 8-K filed on November 22, 1996, to provide the financial statements of the business being acquired and the pro forma financial information required by Item 7. The remaining Items have not been amended and have not been restated in this Form 8-K/A1.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)    Financial Statements of business acquired.

                 1. The audited, consolidated financial statements of Colonial Data Technologies Corp. ("Colonial Data") for each of the three years ended December 31, 1995, required by this Item 7(a) are incorporated herein by reference to financial statements set forth in the annual Report on Form 10-K of Colonial Data for the year ended December 31, 1995.

                 2. The unaudited, condensed consolidated financial statements of Colonial Data for the six months ended June 30, 1996 and 1995 required by this Item 7(a) are incorporated herein by reference to Colonial Data's Quarterly Report on Form 10-Q for the six months ended June 30, 1996.

                 3. The unaudited condensed consolidated financial statements of InteliData for the nine months ended September 30, 1996 required by this Item 7(a) are incorporated herein by reference to InteliData Technologies Corporation's ("InteliData") Quarterly Report on Form 10-Q for the nine months ended September 30, 1996, including the unaudited summary consolidated financial information of Colonial Data for the nine months ended September 30, 1996, incorporated herein by reference to pages 9 and 22.(1)

          (b)    Pro Forma financial information (unaudited).

                 Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1995 and the nine months ended September 30, 1996. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996 and Notes to Pro Forma Financial Statements.

--------
(1) Complete September 30, 1996, condensed financial statements for Colonial Data are unavailable due to the Mergers and the subsequent Form 15 filed with the Securities and Exchange Commission terminating Colonial Data's filing obligations under the Securities Exchange Act of 1934, as amended.

          (c)    Exhibits

                 2.1 Agreement and Plan of Merger dated as of August 5, 1996, between Colonial Data Technologies Corp. and US Order, Inc. (incorporated herein by reference to Appendix I to the Joint Proxy Statement/Prospectus included in InteliData's Registration Statement on Form S-4 filed with the Commission on August 29, 1996, as amended (File No. 333-11081)).

                 2.2 Amendment No. 1 dated as of November 7, 1996, by and among US Order, Inc., Colonial Data Technologies Corp. and InteliData Technologies Corporation to the Agreement and Plan of Merger (incorporated herein by reference to InteliData's Current Report on Form 8-K filed November 13, 1996).

                 20.1 Joint Proxy Statement/Prospectus dated October 9, 1996, of InteliData Technologies Corporation, Colonial Data Technologies Corp. and US Order, Inc. (incorporated herein by reference to the Joint Proxy Statement/Prospectus included in InteliData's Registration Statement on Form S-4 filed with the Commission on August 29, 1996, as amended) (File No. 333-11081).

                 23.1   Consent of Deloitte & Touche LLP.

                 99.1 Press Release dated November 7, 1996, announcing the completion of the Mergers (previously filed on November 22, 1996).

                 99.2 The audited financial statements of WorldCorp for each of the three years ended December 31, 1995 (incorporated herein by reference to financial statements set forth in the Annual Report on Form 10-K of WorldCorp for the year ended December 31, 1995).

                 99.3 The unaudited financial statements of WorldCorp for the nine months ended September 30, 1996 and 1995 (incorporated herein by reference to WorldCorp's Quarterly Report on Form 10-Q for the nine months ended September 30, 1996).

                                   WORLDCORP

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

          The following unaudited pro forma condensed financial information gives effect to the Mergers and the necessary adjustments for WorldCorp to record InteliData using the equity method. The Mergers were accounted for under the purchase method of accounting with US Order being deemed the acquiror of Colonial Data. Pursuant to these transactions, InteliData became the successor corporation of US Order. Previous to the Mergers, WorldCorp beneficially owned approximately 56% of US Order and accounted for US Order as a consolidated subsidiary. As a result of the Mergers, WorldCorp currently owns approximately 29% of InteliData and will record its proportionate share of InteliData's financial results subsequent to November 7, 1996 using the equity method.

          The purchase price of Colonial Data was approximately $189.0 million and was allocated as follows: (1) approximately $87.0 million to the tangible and identifiable intangible assets net of liabilities assumed, (2) approximately $30.0 million to the cost in excess of the net assets acquired ("goodwill") and
(3) approximately $72.0 million to in-process research and development. Such in-process research and development will be expensed by InteliData in the fourth quarter of 1996. The goodwill will be amortized over a 15 year period on a straight-line basis.

          The unaudited pro forma condensed consolidated balance sheet has been prepared as if the acquisition was consummated as of September 30, 1996. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996, give effect to the Mergers as if each was completed as of January 1, 1995. As a result, WorldCorp's proforma statement of operations includes InteliData's results for each of those periods under the equity method of accounting. Such statements of operations do not include the combined effect of the $20.8 million nonrecurring charge for the Company's share of InteliData's charge for in-process research and development or the gain on issuance of stock by InteliData of approximately $45.0 million which will be recorded by the Company as a result of this transaction in the fourth quarter. However, such statements do reflect adjustments for the elimination of historical transactions between WorldCorp, US Order and Colonial Data, amortization of goodwill and related income tax effects.

          This method of combining historical financial statements for the preparation of the pro forma condensed consolidated financial information is for presentation only. Actual statements of operations of WorldCorp will reflect the operating results of InteliData from the closing date of the Mergers with no retroactive restatements. The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the consolidated financial position or consolidated results of operations that would have been reported had the Mergers occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position or results of operations for any future period. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and accompanying notes of WorldCorp, US Order and Colonial Data, incorporated by reference or included, herein.

                        WORLDCORP, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1995
                (Dollars in thousands, except per share amounts)
                                  (Unaudited)


                                                                                     WorldCorp's
                                                      Pro Forma                       Equity in
                                      Historical    Equity Method                    Historical
                                       WorldCorp     Adjustments                     Earnings of        Pro Forma         Pro Forma
                                        (Note 1)       (Note 2)       Subtotal      Colonial Data      Adjustments        WorldCorp
                                      -----------  ---------------  -------------  --------------     -------------    ------------
Operating revenues:

   Air transportation                  $  242,386         $     --   $    242,386  $           --    $           --    $    242,386
   Transaction processing                   4,186          (4,186)             --              --                --              --
                                      -----------  ---------------  -------------  --------------     -------------    ------------
     Total operating revenues             246,572          (4,186)        242,386              --                --         242,386
                                      -----------  ---------------  -------------  --------------     -------------    ------------

Operating expenses:
   Air transportation:
     Flight                                65,223               --         65,223              --                --          65,223
     Maintenance                           41,843               --         41,843              --                --          41,843
     Aircraft costs                        67,331               --         67,331              --                --          67,331
     Fuel                                  16,705               --         16,705              --                --          16,705
     Depreciation and amortization          6,056               --          6,056              --                --           6,056
     General and administrative            18,239               --         18,239              --                --          18,239
     Other                                 11,091               --         11,091              --                --          11,091
                                      -----------  ---------------  -------------  --------------     -------------    ------------
       Total air transportation           226,488               --        226,488               0                --         226,488
                                      -----------  ---------------  -------------  --------------     -------------    ------------
   Transaction processing:
     Selling and administrative             5,893          (5,893)             --              --                --              --
     Research and development               1,067          (1,067)             --              --                --              --
     Cost of revenue and other              2,497          (2,497)             --              --                --              --
                                      -----------  ---------------  -------------  --------------     -------------    ------------
       Total transaction processing         9,457          (9,457)             --              --                --              --
                                      -----------  ---------------  -------------  --------------     -------------    ------------
   Holding company                          4,334               --          4,334              --                --           4,334
                                      -----------  ---------------  -------------  --------------     -------------    ------------
     Total operating expenses             240,279          (9,457)        230,822              --                --         230,822
                                      -----------  ---------------  -------------  --------------     -------------    ------------
Operating income                            6,293            5,271         11,564              --                --          11,564
                                      -----------  ---------------  -------------  --------------     -------------    ------------
Equity income (loss) in subsidiaries           --          (3,708)         (3,708)          3,613 4f          2,349 4g        1,278
                                                                                                            (1,156) 4h
                                                                                                              (577) 4i
                                                                                                                757 4j
Other income (expense), net                59,392            (561)         58,831              --                --          58,831
                                      -----------  ---------------  -------------  --------------     -------------    ------------
                                           59,392          (4,269)         55,123           3,613             1,373          60,109

Earnings from continuing
   operations before income taxes and
   minority interest                       65,685            1,002         66,687           3,613             1,373          71,673
Income tax expenses                         (661)               --          (661)              --             (118) 4k        (779)
                                      -----------  ---------------  -------------  --------------     -------------    ------------
Earnings from continuing
   operations before minority interest     65,024            1,002         66,026           3,613             1,255          70,894

Minority interest                              98          (1,002)          (904)              --                --           (904)
                                      -----------  ---------------  -------------  --------------     -------------    ------------

Earnings from continuing
   operations                         $    65,122           $   --  $      65,122  $        3,613     $       1,255    $     69,990
                                      ===========  ===============  =============  ==============     =============    ============

Primary earnings (loss)
   from continuing operations per
   common equivalent share            $      3.81                   $        3.81  $          .21     $         .07    $       4.09
                                      ===========                   =============  ==============     =============    ============

Primary weighted average common
   and common equivalent shares
   outstanding                         17,103,669                      17,103,669      17,103,669        17,103,669      17,103,669
                                      ===========                   =============  ==============     =============    ============

Fully-diluted earnings (loss)
   from continuing operations per
   common equivalent share            $      3.03                   $        3.03  $          .16     $         .05    $       3.24
                                      ===========                   =============  ==============     =============    ============



Fully-diluted weighted average
   common and common equivalent
   shares outstanding                  22,994,866                      22,994,866      22,994,866        22,994,866      22,994,866
                                      ===========                   =============  ==============     =============    ============

                        WORLDCORP, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      Nine Months Ended September 30, 1996
                (Dollars in thousands, except per share amounts)
                                  (unaudited)


                                                                                WorldCorp's
                                                  Pro Forma                      Equity in
                                   Historical   Equity Method                   Historical
                                    WorldCorp    Adjustments                    Earnings of       Pro Forma         Pro Forma
                                     (Note 1)      (Note 2)       Subtotal     Colonial Data     Adjustments        WorldCorp
                                  ------------  --------------  ------------  ---------------   -------------     ------------
Operating revenues:

   Air transportation               $  227,833   $        --    $   227,833    $         --    $           --    $     227,833
   Transaction processing                2,938       (2,938)             --              --                --               --
                                  ------------  ------------   ------------    ------------     -------------     ------------
     Total operating revenues          230,771       (2,938)        227,833              --                --          227,833
                                  ------------  ------------   ------------    ------------     -------------     ------------
Operating expenses:
   Air transportation:
     Flight                             52,186            --         52,186              --                --           52,186
     Maintenance                        44,348            --         44,348              --                --           44,348
     Aircraft costs                     60,434            --         60,434              --                --           60,434
     Fuel                               14,698            --         14,698              --                --           14,698
     Depreciation and amortization       5,949            --          5,949              --                --            5,949
     General and administrative         17,870            --         17,870              --                --           17,870
     Other                              16,686            --         16,686              --                --           16,686
                                  ------------  ------------   ------------    ------------     -------------     ------------
       Total air transportation        212,171            --        212,171              --                --          212,171
                                  ------------  ------------   ------------    ------------     -------------     ------------
   Transaction processing:
     Selling and administrative          7,426       (7,426)             --              --                --               --
     Research and development            6,876       (6,876)             --              --                --               --
     Cost of revenue and other           2,242       (2,242)             --              --                --               --
                                  ------------  ------------   ------------    ------------     -------------     ------------
       Total transaction processing     16,544      (16,544)             --              --                --               --
                                   -----------  ------------   ------------    ------------     -------------     ------------
   Holding company                       3,016            --          3,016              --                --            3,016
                                  ------------  ------------   ------------    ------------     -------------     ------------
     Total operating expenses          231,731      (16,544)        215,187              --                --          215,187
                                  ------------  ------------   ------------    ------------     -------------     ------------

Operating income (loss)                  (960)        13,606         12,646              --                --           12,646
                                  ------------  ------------   ------------    ------------     -------------     ------------

Equity income (loss) in subsidiaries        --       (7,628)        (7,628)           1,426 4f          3,670 4g       (2,507)
                                                                                                        (871) 4h
                                                                                                          896 4j
Other income (expenses), net           (5,432)           137        (5,295)              --                            (5,295)
                                  ------------  ------------   ------------    ------------     -------------     ------------
                                       (5,432)       (7,491)       (12,923)           1,426             3,695          (7,802)
Earnings (loss) from continuing
   operations before income taxes
   and minority interest               (6,392)         6,115          (277)           1,426             3,695            4,844
Income tax expense                       (495)            --          (495)              --             (137) 4k         (632)
                                  ------------  ------------   ------------    ------------     -------------     ------------
Earnings (loss) from continuing
   operations before minority
   interest                            (6,887)         6,115          (772)           1,426             3,558            4,212

Minority Interest                          529       (6,115)        (5,586)              --                --          (5,586)
                                  ------------  ------------   ------------    ------------     -------------     ------------

Earnings (loss) from continuing
   operations                      $   (6,358)     $      --   $    (6,358)    $      1,426     $       3,558     $    (1,374)
                                  ============  ============   ============    ============     =============     ============

Primary earnings (loss)
   from continuing operations per
   common equivalent share         $    (0.39)                 $     (0.39)     $      0.09     $        0.22     $     (0.08)
                                  ============                 ============    ============     =============     ============

Primary weighted average
   common and common equivalent
   shares outstanding               16,447,127                   16,447,127      16,447,127     $  16,447,127     $ 16,447,127
                                  ============                 ============    ============     =============     ============

Fully-diluted earnings (loss)
   from continuing operations per
   common equivalent share              *                            *                *                  *                *

Fully-diluted weighted average
   common and common equivalent
   shares outstanding                   *                            *                *                  *                *

* Amounts are not presented as they are anti-dilutive.

                        WORLDCORP, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1996
                             (Dollars in thousands)
                                  (unaudited)


                                                      Pro Forma                     WorldCorp's
                                     Historical    Equity Method                     Equity in
                                      WorldCorp      Adjustments                   Net Assets of           Pro Forma      Pro Forma
                                       (Note 1)        (Note 2)      Subtotal      Colonial Data          Adjustments     WorldCorp
                                    -------------  --------------  ------------   --------------         -------------    ---------
Current Assets:

   Cash and cash equivalents        $      53,783       ($17,494)  $     36,289     $         --     $         --      $     36,289
   Restricted short-term investments        4,886         (4,322)           564               --               --               564
   Accounts receivable                     28,270         (1,245)        27,025               --               --            27,025
   Prepaid expenses and
   other current assets                     7,081           (977)         6,104               --               --             6,104
                                    -------------  --------------  ------------   --------------    -------------     -------------
     Total current assets                  94,020        (24,038)        69,982               --               --            69,982
   Property and equipment, net             70,461         (2,885)        67,576               --               --            67,576
   Long-term operating deposits            16,161              --        16,161               --               --            16,161
   Other assets and deferred charges,
     net                                   15,507         (8,176)         7,331               --               --             7,331
   Investment in unconsolidated                            17,392        17,392           22,601 4a        31,808 4b         41,763
   subsidiaries                                                                                           (1,873) 4c
                                                                                                          (7,405) 4d
                                                                                                         (20,760) 4e

   Intangible assets, net                   2,487              --         2,487               --               --             2,487
                                               --                                             --               --

     Total Assets                         198,636        (17,707)       180,929           22,601            1,770           205,300


Current liabilities

   Notes payable                           30,141                        30,141               --               --            30,141
   Current maturities of long-term
     obligations                           11,319           (292)        11,027               --               --            11,027
   Accounts payable                        25,513         (4,562)        20,951               --               --            20,951
   Accrued expenses                        42,390         (1,129)        41,261               --               --            41,261
                                    -------------  --------------  ------------   --------------    -------------     -------------
     Total current liabilities            109,363         (5,983)       103,380               --               --           103,380

Long-term obligations, net                104,475            (27)       104,448               --               --           104,448
Other liabilities                          15,681            (61)        15,620               --               --            15,620
                                    -------------  --------------  ------------   --------------    -------------     -------------
   Total liabilities                      229,519         (6,071)       223,448               --               --           223,448

Minority interest                          16,315        (11,636)         4,679               --               --             4,679

Common stockholders' deficit

   Common stock                            16,608                        16,608               --               --            16,608
   Additional paid-in capital              43,900                        43,900               --               --            43,900
   Unrealized loss on investments           (808)                         (808)               --               --             (808)
   Other                                    (421)                         (421)               --               --             (421)
   Accumulated deficit                  (105,240)                     (105,240)           22,601            1,770          (80,869)
   ESOP guaranteed bank loan                (897)                         (897)               --               --             (897)
   Treasury stock, at cost                  (340)              --         (340)               --               --             (340)
                                    -------------  --------------  ------------   --------------    -------------     -------------

     Total stockholders' deficit         (47,198)              --      (47,198)           22,601            1,770          (22,827)
                                    -----------------------------------------------------------------------------------------------
Total liabilities and common
   stockholders' deficit            $     198,636  $     (17,707)  $    180,929   $       22,601    $       1,770     $     205,300
                                    =============  ==============  ============   ==============    =============     =============

                                   WORLDCORP
                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                 (In thousands)

NOTE 1 - HISTORICAL WORLDCORP

   WorldCorp's scheduled service operations were reflected as discontinued operations as of June 30, 1996. As a result, results for the year ended December 31, 1995 reflected herein have been restated to reflect scheduled service operations as discontinued operations.

NOTE 2 - PRO FORMA EQUITY METHOD ADJUSTMENTS

      The pro forma equity method adjustments were made to the unaudited pro forma consolidated financial information to record WorldCorp's proportionate share of US Order's net assets and financial results under the equity method, as a result of WorldCorp's percentage ownership in InteliData decreasing from approximately 56% to approximately 29% due to the Mergers. Prior to the Mergers, WorldCorp accounted for US Order as a consolidated subsidiary.

NOTE 3 - PURCHASE PRICE OF COLONIAL DATA

      The purchase price of the acquisition of Colonial Data is computed as follows:

   Estimated fair value of common stock to be issued..............  $ 181,752
   Estimated fair value of employee stock options and warrants....      2,446
   Cost of previous investment in Colonial Data...................      3,393
   Estimated US Order transaction costs...........................      1,000
                                                                   ----------
        Total.....................................................  $ 188,591
                                                                    =========

      The purchase price is expected to be allocated as follows:

   Current assets.................................................   $  76,355
   Lease base.....................................................       8,887
   Equipment and other............................................       3,157
   In-process research and development............................      71,960
   Developed technology...........................................       1,258
   Goodwill.......................................................      30,204
   Liabilities assumed............................................      (3,230)
                                                                   -----------
        Total.....................................................   $ 188,591
                                                                     =========

          The allocation of the purchase price to Colonial Data tangible and identifiable intangible assets was based on a preliminary independent appraisal of the estimated fair value of certain of those assets. Such preliminary appraisal indicated approximately $72.0 million for purchased in-process research and development, which will be expensed by InteliData during the fourth quarter of 1996, as the technology has not reached technological feasibility and does not have alternative future uses. The unaudited pro forma condensed consolidated statements of operations do not include WorldCorp's pro rata share of this one-time charge for purchased in-process technology as it represents a material nonrecurring charge. The final appraisals of assets and liabilities acquired, and other factors related to the integration of the companies, may result in differences in the final allocation of the purchase price.

NOTE 4 - PRO FORMA PURCHASE ADJUSTMENTS - COLONIAL DATA MERGER

          The following pro forma adjustments have been made to the unaudited pro forma condensed consolidated financial information:

                 (a) Reflects WorldCorp's proportionate share of historical net assets of Colonial Data, adjusted to reflect estimated transaction costs related to the Merger incurred by Colonial Data of approximately $2.0 million, and the elimination of Colonial Data's investment in US Order of approximately $3.5 million.

                 (b) Reflects WorldCorp's proportionate share of the excess of the estimated fair market value of InteliData Common Stock issued to effect the transaction and the estimated fair value of Colonial Data stock options and warrants assumed by InteliData over the carrying amount of Colonial Data's net assets. As noted above, US Order has been deemed the acquiring company for the purpose of the purchase method of accounting. As a result, the average market price of shares of US Order Common Stock for a period of five trading days prior to and after the public announcement of the Merger has been utilized in the determination of purchase consideration related to shares of InteliData Common Stock issued to Colonial Data's stockholders.

                        This amount is comprised of WorldCorp's proportionate share of the estimated fair market value of in-process research and development recorded of approximately $72.0 million, the estimated fair value of developed technology recorded of approximately $1.3 million, the estimated fair market value over the carrying amount of Colonial Data's lease base related to its leased Caller ID units with the customers of a major telco of $6.8 million, and goodwill recorded of $30.2 million.

                 (c) Reflects WorldCorp's proportionate share of the elimination of US Order's previous investment in Colonial Data, and cancellation of such shares.

                 (d) Adjusts WorldCorp's proportionate share of the carrying value of its investment in InteliData Common Stock to reflect its new ownership percentage as a result of the transaction.

                 (e) Reflects WorldCorp's proportionate share of a one-time charge for purchased in-process research and development.

                 (f) Reflects WorldCorp's proportionate share of historical earnings of Colonial Data.

                 (g) Adjusts WorldCorp's proportionate share of historical losses in US Order to reflect its new ownership percentage as a result of the Mergers.

                 (h) Reflects WorldCorp's proportionate share of the amortization of the preliminary allocation of purchase price to developed technology, goodwill, and lease base. These amounts are being allocated on a straight-line basis over 2 years, 15 years, and 5 years, respectively.

                 (i) Reflects WorldCorp's proportionate share of the estimated transaction costs incurred by Colonial Data relating to the Mergers of approximately $2.0 million.

                 (j) Reflects WorldCorp's proportionate share of the effect of the Mergers and above pro forma adjustments on InteliData income tax expense.

                 (k) Reflects the effect of the Mergers and above pro forma adjustments on WorldCorp's income tax expense.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WORLDCORP, INC.

Date:  December 16, 1996              By: /s/ Mark S. Lynch
                                        -------------------
                                       Mark S. Lynch
                                       Vice President and Chief
                                       Financial Officer

                               INDEX TO EXHIBITS

2.1 Agreement and Plan of Merger dated as of August 5, 1996, between Colonial Data Technologies Corp. and US Order, Inc. (incorporated herein by reference to Appendix I to the Joint Proxy
         Statement/Prospectus included in InteliData's Registration Statement on Form S-4 filed with the Commission on August 29, 1996, as amended (File No. 333-11081)).

2.2 Amendment No. 1 dated as of November 7, 1996, by and among US Order, Inc., Colonial Data Technologies Corp. and InteliData Technologies Corporation to the Agreement and Plan of Merger (incorporated herein by reference to InteliData's Current Report on Form 8-K filed November 13,
         1996).

20.1 Joint Proxy Statement/Prospectus dated October 9, 1996, of InteliData Technologies Corporation, Colonial Data Technologies Corp. and US Order, Inc. (incorporated herein by reference to the Joint Proxy Statement/Prospectus included in InteliData's Registration Statement on Form S-4 filed with the Commission on August 29, 1996, as amended) (File No. 333-11081).

23.1     Consent of Deloitte & Touche LLP.

99.1 Press Release dated November 7, 1996, announcing the completion of the Mergers (previously filed on November 22, 1996).

99.2 The audited financial statements of WorldCorp, Inc. ("WorldCorp") for each of the three years ended December 31, 1995 (incorporated herein by reference to financial statements set forth in the Annual Report on Form 10-K of WorldCorp for the year ended December 31, 1995).

99.3 The unaudited financial statements of WorldCorp for the nine months ended September 30, 1996 and 1995 (incorporated herein by reference to WorldCorp's Quarterly Report on Form 10-Q for the nine months ended September 30, 1996).

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